UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 7, 2008

TERADATA CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33458	75-3236470
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2835 Miami Village Drive, Miamisburg, Ohio	45342
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (937) 242-4800

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At its July 29, 2008 meeting, as disclosed in the Current Report on Form 8-K filed on August 1, 2008, the Board of Directors (the “Board”) of Teradata Corporation (“Teradata”) elected Peter L. Fiore and Cary T. Fu as Class II directors of Teradata, with terms expiring in 2009.

At its October 7, 2008 meeting, in order to more evenly balance its director classes, the Board accepted the resignation of Cary Fu (“Mr. Fu”) as a Class II director of Teradata and immediately re-appointed him as a Class III director. The term of the Class III directors expires at the 2010 Annual Meeting of Stockholders. Mr. Fu is an independent director, and there continue to be no arrangements or understandings between Mr. Fu and any other person pursuant to which he was selected as a director. There are no transactions involving Mr. Fu that would be required to be reported under Item 404(a) of Regulation S-K. Mr. Fu will continue as a member of the Audit Committee of the Board and his compensation arrangements with the Company were not modified as a result of his resignation and re-appointment.

At the October 7, 2008 meeting, the Board also approved amendments to certain of Teradata’s executive compensation arrangements for its named executive officers to make changes mandated by Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”). These amendments generally are technical in nature and affect the timing, but not the amount, of compensation that could be received by the named executive officers. The more significant of these amendments are as follows:

•	Mr. Koehler’s offer letter was amended to (i) impose a 6-month delay on payment of severance benefits and (ii) clarify the payment date for certain reimbursements of legal fees.

•	Mr. Scheppmann’s offer letter was amended to clarify the payment date for certain reimbursements of legal fees.

•

The Teradata Change in Control Severance Plan was amended and restated to (i) impose a 6-month delay on payment of severance benefits, (ii) clarify the payment date of severance benefits and certain reimbursements for excise taxes and legal fees, and (iii) limit claims for benefits as a result of a termination in anticipation of a change in control to a period of six months prior to closing.

•

The Teradata Corporation 2007 Stock Incentive Plan was amended and restated to (i) clarify that each award agreement must contain the necessary provisions to ensure that it is either exempt from or complies with Section 409A of the Code, and (ii) provide that stock options and appreciation rights can only be granted to employees of the Teradata “controlled group.”

•

The time-based and performance-based restricted stock unit awards previously granted to the named executive officers are being amended to (i) impose a 6-month delay on payments upon termination of employment and (ii) specify the timing of payment of vested units.

The foregoing descriptions of the amendments are qualified in their entirety by reference to the full text of the plans and agreements, as amended, which are filed herewith as Exhibits 10.1 through 10.5 and are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Amendment to the Offer Letter from Teradata Corporation to Michael Koehler, dated October 7, 2008.

10.2	Amendment to the Offer Letter from Teradata Corporation to Stephen Scheppmann, dated October 7, 2008.

10.3	Amended and Restated Teradata Change in Control Severance Plan, dated October 7, 2008.

10.4	Amended and Restated Teradata Corporation 2007 Stock Incentive Plan, dated October 7, 2008.

10.5	Amendment to form of Restricted Stock Unit and Performance-Based Restricted Stock Unit Agreements under the Amended and Restated Teradata Corporation 2007 Stock Incentive Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TERADATA CORPORATION

By:	/s/ Laura K. Nyquist
Laura K. Nyquist
General Counsel and Secretary

Date: October 13, 2008

EXHIBIT INDEX

Exhibit No.	Description
10.1	Amendment to the Employment Letter from Teradata Corporation to Michael Koehler, dated October 7, 2008.

10.2	Amendment to the Employment Letter from Teradata Corporation to Stephen Scheppmann, dated October 7, 2008.

10.3	Amended and Restated Teradata Change in Control Severance Plan, dated October 7, 2008.

10.4	Amended and Restated Teradata Corporation 2007 Stock Incentive Plan, dated October 7, 2008.

10.5	Amendment to form of Restricted Stock Unit and Performance-Based Restricted Stock Unit Agreements under the Amended and Restated Teradata Corporation 2007 Stock Incentive Plan.